UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)

May 16, 2013

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2013, the Board of Directors of Merchants Bank (the “Bank”) approved the appointment of Geoffrey R. Hesslink as the Chief Operating Officer of the Bank. Mr. Hesslink (age 48) had previously served as Executive Vice President and Senior Lending Officer of the Bank since May 2010. Prior to that time he served as Senior Vice President and Senior Lending Officer since January 2006. From 1996 through 2005, Mr. Hesslink served as Vice President and Corporate Banking Officer of the Bank. As previously disclosed on the Current Report on Form 8-K filed by Merchants Bancshares, Inc. on March 23, 2011, Mr. Hesslink is a party to that certain employment agreement dated March 17, 2011, by and between the Bank and Mr. Hesslink.

On May 21, 2013, the Bank issued a press releasing announcing the appointment of Mr. Hesslink as the Bank’s Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Janet P. Spitler
Name:	Janet P. Spitler
Title:	Chief Financial Officer and Treasurer Principal Accounting Officer

Date: May 21, 2013

EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated May 21, 2013